UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Encompass Health Corporation

(Exact Name of Registrant as specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242

(Address of Principal Executive Offices, including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2020, Encompass Health Corporation (the “Company”) completed the public offering of $400,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2031 (the “Notes”), which Notes are guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (the “Guarantors”). The Notes and related guarantees have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s and the Guarantors’ shelf registration statement on Form S-3, as amended (File No. 333-248942), as supplemented by the Company’s and the Guarantors’ prospectus supplement dated September 30, 2020, previously filed with the SEC under the Securities Act.

The terms of the Notes are governed by the previously executed Indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), and a Tenth Supplemental Indenture, dated October 5, 2020 (the “Tenth Supplemental Indenture”), among the Company, the subsidiary guarantors named therein, and the Trustee.

The following is a brief description of the terms of the Notes and the Indenture.

Maturity and Interest Payment Dates

Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2021. The Notes will mature on April 1, 2031. Interest on the Notes will accrue at the rate of 4.625% per annum. Interest on the Notes will accrue from October 5, 2020.

Redemption

As set forth in the Tenth Supplemental Indenture, the Company may redeem some or all of the Notes (i) on or after April 1, 2026, at the redemption prices specified in the Tenth Supplemental Indenture, or (ii) prior to April 1, 2026, at a redemption price equal to 100% of the aggregate principal amount therefor, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. At any time prior to April 1, 2026, the Company may redeem up to 35% of the aggregate principal amount of the Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes issued remains outstanding after the redemption.

Guarantees

The Notes are jointly and severally guaranteed on a senior, unsecured basis by all of the Company’s existing and future subsidiaries that guarantee borrowings under its credit agreement and other capital markets debt.

Ranking

The Notes rank, along with the related guarantees, equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s nonguarantor subsidiaries.

Covenants

The Indenture relating to the Notes contains restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends on, or redeem or repurchase, its capital stock; make investments; and merge, consolidate, or transfer all or substantially all of its assets.

Change of Control

Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Events of Default

The Indenture also provides for events of default that, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Notes and the Indenture (including the form of the Note) is not intended to be complete and is qualified in its entirety by reference to such agreements, which are incorporated herein by reference and attached hereto as Exhibits 4.1 through 4.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2020, the Company and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with Truist Securities, Inc., acting on behalf of itself and as representative of the several underwriters named therein (collectively, the “Underwriters”), and the Underwriters, pursuant to which the Company agreed to issue and sell to the Underwriters the Notes in an underwritten public offering. The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Guarantors, conditions to closing, indemnification obligations of the Company and the Guarantors and the Underwriters, and termination and other customary provisions. The Notes have been issued and sold pursuant to the Registration Statement and the related prospectus supplement dated September 30, 2020.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to redeem at par all $700 million in aggregate principal amount of the Company’s outstanding 5.75% Senior Notes due 2024, with the remaining net proceeds to be used for working capital and other general corporate purposes. Pending the use of the net proceeds as described herein, the Company intends to use the net proceeds from the sale of the Notes to invest in short-term interest-bearing instruments.

The foregoing description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriters and certain of their affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received or may in the future receive customary fees and expenses. The Underwriters and/or certain of their affiliates act as agents and/or lenders under the Company’s credit agreement and receive and are expected to receive customary fees for their services as well as reimbursement for certain expenses.

Wells Fargo Bank, National Association, which is the Trustee under the Indenture and paying agent and registrar for the Notes, also serves as a lender under the Company’s credit agreement. Additionally, an affiliate of Wells Fargo Bank, National Association served as an underwriter in the offering of the Notes. Wells Fargo Bank, National Association and certain of its affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received or may in the future receive customary fees and expenses.

The expenses relating to the offering of the Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee:	$43,640
Accounting Fees and Expenses:	$75,000
Legal Fees and Expenses:	$114,500
Printing Expenses:	$50,000
Trustee’s Fees and Expenses:	$24,000
Rating Agency Fees:	$600,000
Miscellaneous expenses:	$10,000

Total:	$917,140

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the impact of the COVID-19 pandemic on the Company’s operations, business, and financial condition, as well as its potential negative impact on the Company’s liquidity, particularly if the operations of acute-care hospitals and physician practices remain disrupted for a significant amount of time; the Company’s ability to comply with extensive, complex, and ever-changing regulations in the healthcare industry; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, at acquired companies; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or a vendor’s or partner’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; general conditions in the economy and capital markets, including any disruption, instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase to the debt ceiling, an international trade war or sovereign debt crisis, or a widespread outbreak of a contagious disease; and other factors which may be identified from time to time in the Company’s filings with the Securities and Exchange Commission and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2019 and Forms 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 30, 2020, by and among Encompass Health Corporation, its subsidiary guarantors named therein, Truist Securities, Inc., as representative for the underwriters named therein and for itself, and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC and Wells Fargo Securities, LLC.

4.1	Indenture, dated as of December 1, 2009, by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.2	Tenth Supplemental Indenture, dated as of October 5, 2020, by and among the Company, the Guarantors and the Trustee (relating to the 4.625% Notes due 2031).

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Maynard, Cooper and Gale, P.C.

5.2	Opinion of Bradley Arant Boult Cummings LLP.

5.3	Opinion of Hawley Troxell Ennis & Hawley LLP.

5.4	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Maynard, Cooper and Gale, P.C. (included in Exhibit 5.1).

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2).

23.3	Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.3).

23.4	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.4).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Patrick Darby
Name:	Patrick Darby
Title:	Executive Vice President, General Counsel and Secretary

Date: October 5, 2020